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                                                                     Exhibit 3.1

                           FOURTH AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                            COMBINATORX, INCORPORATED
                             A DELAWARE CORPORATION


                                    ARTICLE I

     The name of this corporation is CombinatoRx, Incorporated.

                                   ARTICLE II

     The nature of the business and the purposes to be conducted and promoted by the corporation shall be to conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE III

     A. CLASSES OF STOCK. This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is 52,646,636 shares. 29,500,000 shares shall be Common Stock with a par value of $0.001 per share and 22,703,152 shares shall be Preferred Stock with a par value of $0.001 per share, 503,400 of which are designated "Series A Preferred Stock", 3,364,250 of which are designated "Series B Preferred Stock", 10,795,666 of which are designated "Series C Preferred Stock" and 8,483,320 of which are designated "Series D Preferred Stock" (the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock are collectively referred to herein as "Series Preferred Stock").

     B. RIGHTS, PREFERENCES, PRIVILEGES AND RESTRICTIONS OF PREFERRED STOCK. The Preferred Stock authorized by this Fourth Amended and Restated Certificate of Incorporation may be issued from time to time in one or more series. The rights, preferences, privileges, and restrictions granted to and imposed on the Series Preferred Stock are as set forth below in this Article III (B).

     1.   DIVIDEND PROVISIONS.

          (a) The holders of shares of Series D Preferred Stock then outstanding shall be entitled to receive cumulative dividends (whether or not declared), out of any assets legally available therefor, prior and in preference to any declaration, set aside or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this corporation) on any other class or series of capital stock of this corporation, at the rate of eight percent (8%) of the Original Series D Issue Price (as defined below) per annum on each outstanding share of the Series D Preferred Stock calculated from the date of issuance of such share (the "Series D Accruing Dividend"). The "Original Series D Issue Price" shall be $3.8558

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per share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares). Such dividends shall begin to accrue and shall accumulate (to the extent not otherwise declared and paid) from the date of original issuance of such shares of Series D Preferred Stock and shall be payable (i) when, as and if declared by the Board of Directors and (ii) upon a liquidation or redemption pursuant to Sections 2 and 3 of this Article III (B), respectively. Any partial payment of a dividend will be made pro rata among the holders of Series D Preferred Stock based upon the relative amounts accrued on all then outstanding shares of Series D Preferred Stock. No dividend shall be declared or paid on any other shares of capital stock of the corporation unless and until (x) all of the declared, accrued and unpaid dividends on all of the outstanding shares of Series D Preferred Stock have been paid to the holders thereof and (y) other than with respect to the Series B Accruing Dividend and Series C Accruing Dividend (each as defined below), such dividend is also declared and paid on all of the outstanding shares of Series D Preferred Stock (based on "as-if converted" amounts) at the same time as such dividend is paid on such other shares of capital stock. Dividends payable pursuant to this Section 1(a) in cash shall, at the option of the stockholder, be payable in shares of Series D Preferred Stock; PROVIDED that the number of shares of Series D Preferred Stock issuable with respect to such dividend shall be determined by dividing the dollar amount of such dividend by the then fair market value of the Series D Preferred Stock.

          (b) The holders of shares of Series C Preferred Stock then outstanding shall be entitled to receive cumulative dividends (whether or not declared), out of any assets legally available therefor, prior and in preference to any declaration, set aside or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this corporation) on any shares of Common Stock, Series A Preferred Stock or Series B Preferred Stock, at the rate of eight percent (8%) of the Original Series C Issue Price (as defined below) per annum on each outstanding share of the Series C Preferred Stock calculated from the date of issuance of such share (the "Series C Accruing Dividend"). The "Original Series C Issue Price" shall be $3.75 per share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares). Such dividends shall begin to accrue and shall accumulate (to the extent not otherwise declared and paid) from the date of original issuance of such shares of Series C Preferred Stock and shall be payable (i) when, as and if declared by the Board of Directors and (ii) upon a liquidation or redemption pursuant to Sections 2 and 3 of this Article III (B), respectively. Any partial payment of a dividend will be made pro rata among the holders of Series C Preferred Stock based upon the relative amounts accrued on all then outstanding shares of Series C Preferred Stock. Other than the Series D Accruing Dividend, no dividend shall be declared or paid on any other shares of capital stock of the corporation unless and until (x) all of the declared, accrued and unpaid dividends on all of the outstanding shares of Series C Preferred Stock have been paid to the holders thereof and (y) other than with respect to the Series B Accruing Dividend (as defined below), such dividend is also declared and paid on all of the outstanding shares of Series C Preferred Stock (based on "as-if converted" amounts) at the same time as such dividend is paid on such other shares of capital stock. Dividends payable pursuant to this Section 1(b) in cash shall, at the option of the stockholder, be payable in shares of Series C Preferred Stock; PROVIDED that the number of shares of Series C Preferred Stock issuable with respect to such dividend shall be determined by dividing the dollar amount of such dividend by the then fair market value of the Series C Preferred Stock.

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          (c)  The holders of shares of Series B Preferred Stock then outstanding shall be entitled to receive cumulative dividends (whether or not declared), out of any assets legally available therefor, prior and in preference to any declaration, set aside or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this corporation) on shares of Common Stock or Series A Preferred Stock, at the rate of eight percent (8%) of the Original Series B Issue Price (as defined below) per annum on each outstanding share of the Series B Preferred Stock calculated from the date of issuance of such share (the "Series B Accruing Dividend"). The "Original Series B Issue Price" shall be $4.4978 per share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares that occur after the original filing date of this Fourth Amended and Restated Certificate of Incorporation (the "Filing Date")). Such dividends shall begin to accrue and shall accumulate (to the extent not otherwise declared and paid) from the date of original issuance of such shares of Series B Preferred Stock (the original date of issuance of each share of Series B Preferred Stock issued as result of a stock split or stock dividend occurring prior to the Filing Date shall be deemed to be the original issue date of the share with respect to which such share was issued) and shall be payable (i) when, as and if declared by the Board of Directors and (ii) upon a liquidation or redemption pursuant to Sections 2 and 3 of this Article III
(B), respectively. Any partial payment of a dividend will be made pro rata among the holders of Series B Preferred Stock based upon the relative amounts accrued on all then outstanding shares of Series B Preferred Stock. Other than the Series C Accruing Dividend and Series D Accruing Dividend, no dividend shall be declared or paid on any other shares of capital stock of the corporation unless and until (x) all of the declared, accrued and unpaid dividends on all of the outstanding shares of Series B Preferred Stock have been paid to the holders thereof and (y) such dividend is also declared and paid on all of the outstanding shares of Series B Preferred Stock (based on "as-if converted" amounts) at the same time as such dividend is paid on such other shares of capital stock. Dividends payable pursuant to this Section 1(c) in cash shall, at the option of the stockholder, be payable in shares of Series B Preferred Stock; PROVIDED that the number of shares of Series B Preferred Stock issuable with respect to such dividend shall be determined by dividing the dollar amount of such dividend by the then fair market value of the Series B Preferred Stock.

          (d) Subject to the provisions set forth herein, noncumulative dividends may be declared and paid on the Series A Preferred Stock from funds legally available therefor when, as and if declared by the Board of Directors.

     2.   LIQUIDATION PREFERENCE.

          (a) In the event of any liquidation, dissolution or winding up of this corporation, either voluntary or involuntary, prior and in preference to any distribution of any of the assets or funds of the corporation to the holders of any other class or series of capital stock of this corporation by reason of their ownership of such stock, the holders of the Series D Preferred Stock then outstanding shall be paid out of the assets of the corporation available for distribution to its stockholders an amount per share of Series D Preferred Stock equal to the Original Series D Issue Price plus all all declared or accrued, but unpaid, dividends on such share of Series D Preferred Stock for each share of Series D Preferred Stock held by them. If upon the occurrence of such event, the assets and funds distributed among the holders of Series D Preferred Stock

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shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire assets and funds of the corporation legally available for distribution shall be distributed ratably among the holders of the Series D Preferred Stock in proportion to the aggregate preferential amount each such holder is otherwise entitled to receive.

          (b) In the event of any liquidation, dissolution or winding up of this corporation, either voluntary or involuntary, after the payment to the holders of Series D Preferred Stock of the full amount that is distributable to them pursuant to Section 2(a) of this Article III (B), prior and in preference to any distribution of any of the assets or funds of the corporation to the holders of Series B Preferred Stock, Series A Preferred Stock or Common Stock by reason of their ownership of such stock, the holders of the Series C Preferred Stock then outstanding shall be paid out of the assets of the corporation available for distribution to its stockholders an amount per share of Series C Preferred Stock equal to the Original Series C Issue Price plus all declared or accrued, but unpaid, dividends on such share of Series C Preferred Stock for each share of Series C Preferred Stock held by them. If upon the occurrence of such event, and after the payment to the holders of Series D Preferred Stock of the full amount that is distributable to them as set forth in Section 2(a) of this Article III (B), the assets and funds distributed among the holders of Series C Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire assets and funds of the corporation legally available for distribution shall be distributed ratably among the holders of the Series C Preferred Stock in proportion to the aggregate preferential amount each such holder is otherwise entitled to receive.

          (c) In the event of any liquidation, dissolution or winding up of this corporation, either voluntary or involuntary, after the payment to the holders of Series D Preferred Stock of the full amount that is distributable to them pursuant to Section 2(a) of this Article III (B) and the payment to the holders of Series C Preferred Stock of the full amount that is distributable to them as set forth in Section 2(b) of this Article III (B), the holders of Series B Preferred Stock shall be paid, prior and in preference to any distribution of any of the assets or funds of the corporation to the holders of Series A Preferred Stock or Common Stock by reason of their ownership of such stock, an amount per share of Series B Preferred Stock, out of such assets or funds of the corporation, equal to the Original Series B Issue Price plus all declared or accrued, but unpaid, dividends on such share of Series B Preferred Stock for each share of Series B Preferred Stock held by them. If upon the occurrence of such event, and after the payment to the holders of Series D Preferred Stock of the full amount that is distributable to them as set forth in Section 2(a) of this Article III (B) and the payment to the holders of Series C Preferred Stock of the full amount that is distributable to them pursuant to Section 2(b) of this Article III (B), the assets and funds distributed among the holders of Series B Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire remaining assets and funds of the corporation legally available for distribution shall be distributed ratably among the holders of the Series B Preferred Stock in proportion to the aggregate preferential amount each such holder is otherwise entitled to receive.

          (d) In the event of any liquidation, dissolution, or winding up of this corporation, either voluntarily or involuntarily, after the payment to the holders of Series D Preferred Stock of the full amount that is distributable to them pursuant to Section 2(a) of this Article III (B), the payment to the holders of Series C Preferred Stock of the full amount that is

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distributable to them pursuant to Section 2(b) of this Article III (B) and the payment to the holders of Series B Preferred Stock of the full amount that is distributable to them pursuant to Section 2(c) of this Article III (B), the holders of Series A Preferred Stock shall be paid out of the assets of the corporation available for distribution to its stockholders, prior and in preference to any distribution of any of the assets of this corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to $4.9662 (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares that occur after the Filing Date) for each outstanding share of Series A Preferred Stock (the "Original Series A Issue Price"). If upon the occurrence of such event, and after the payment to the holders of Series D Preferred Stock of the full amount that is distributable to them pursuant to Section 2(a) of this Article III (B), the payment to the holders of Series C Preferred Stock of the full amount that is distributable to them pursuant to Section 2(b) of this Article III (B) and the payment to the holders of Series B Preferred Stock of the full amount that is distributable to them pursuant to Section 2(c) of this Article III (B), the assets and funds distributed among the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire remaining assets and funds of the corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock in proportion to the aggregate preferential amount each such holder is otherwise entitled to receive.

          (e) Upon the completion of the distributions required in subparagraphs (a), (b), (c) and (d) of this Section 2 of this Article III (B), the remaining assets of the corporation available for distribution to stockholders shall be distributed pro rata among the holders of Common Stock.

          (f) For purposes of this Section 2 of this Article III (B), a liquidation, dissolution or winding up of this corporation shall be deemed to be occasioned by, and to include, (A) a sale or exclusive license of all or substantially all of the assets of the corporation (in a single transaction or series of related transactions); (B) the acquisition of the corporation by another entity by means of any transaction or series of related transactions (including, without limitation, reorganization, merger or consolidation but excluding any merger effected exclusively for the purpose of changing the domicile of the corporation) UNLESS the corporation's stockholders of record as constituted immediately prior to such acquisition will, immediately after such acquisition (by virtue of securities issued as consideration for the corporation's acquisition or otherwise) hold at least 51% of the voting power of the surviving or acquiring entity; or (C) any reorganization, merger or consolidation in which the corporation is not the surviving entity (each a "Deemed Liquidation Event").

          (g)  (i)     In any of such events described in Section 2(f) of this
Article III (B), if the consideration received by the corporation is other than cash or securities, its value will be deemed its fair market value as determined in good faith by the Board of Directors. Any securities shall be valued as follows:

                       (A) Securities not subject to investment letter or other similar restrictions on free marketability:

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                              (1)  If traded on a securities exchange or through
the Nasdaq National Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty-day period ending three (3) days prior to the closing;

                              (2)  If actively traded over-the-counter, the
value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty-day period ending three (3) days prior to the closing; and

                              (3)  If there is no active public market, the
value shall be the fair market value thereof, as mutually determined by the corporation and the holders of at least (i) a majority of the voting power of all then outstanding shares of Series B Preferred Stock and Series C Preferred Stock voting together as a single class and (ii) 66 2/3% of the outstanding shares of Series D Preferred Stock.

                       (B) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (A) (1), (2) or (3) to reflect the approximate fair market value thereof, as mutually determined by the corporation and the holders of at least (i) a majority of the voting power of all then outstanding shares of Series B Preferred Stock and Series C Preferred Stock voting together as a single class and (ii) 66 2/3% of the outstanding shares of Series D Preferred Stock.

               (ii) In the event the requirements of this Section 2(g) of this Article III (B) are not complied with, this corporation shall forthwith either:

                       (A) cause such transaction to be postponed until such time as the requirements of this Section 2 of this Article III (B) have been complied with; or

                       (B) cancel such transaction, in which event the rights, preferences and privileges of the holders of the Series Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in
Section 2(g)(iii) of this Article III (B).

               (iii) The corporation shall give each holder of record of Series Preferred Stock written notice of such liquidation, dissolution, winding up or Deemed Liquidation Event not later than twenty (20) days prior to the stockholders' meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 2 of this Article III
(B), and the corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the corporation has given the first notice provided for herein or sooner than ten (10) days after the corporation has given notice of any material changes provided for herein; PROVIDED, HOWEVER, that such periods may be shortened upon the written consent of the holders of a majority of the voting power of all then outstanding

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shares of Preferred Stock that are entitled to such notice rights or similar notice rights, voting as a single class.

          (h) No stockholder of the corporation shall enter into any transaction or series of related transactions resulting in a liquidation, dissolution, winding up or a Deemed Liquidation Event pursuant to the terms hereof unless the terms of such transaction or transactions provide that the consideration to be paid to the stockholders of the corporation is to be allocated in accordance with the preferences and priorities set forth in this
Section 2 of this Article III (B).

     3.   REDEMPTION.

          (a) If at any time on or after February 18, 2009 the holders of not less than a majority of the then outstanding shares of Series D Preferred Stock provide written notice to the corporation that all of the outstanding Series D Preferred Stock be redeemed, the corporation shall, to the extent it may lawfully do so, redeem all outstanding shares of Series D Preferred Stock on the date that is sixty (60) days after the date of such notice (the "Series D Redemption Date"). The corporation shall effect such redemption by paying the holders of Series D Preferred Stock in cash therefor a sum per share of Series D Preferred Stock equal to the greater of (i) the Original Series D Issue Price plus all accrued and unpaid dividends and all declared and unpaid dividends on such share of Series D Preferred Stock and (ii) the fair market value per share of Series D Preferred Stock, without consideration of any minority ownership or similar discount, as determined in good faith by the Board of Directors (the "Series D Redemption Price"). In the event that the holders of a majority of the shares of Series D Preferred Stock disagree with the fair market value established by the Board of Directors, the fair market value shall be determined in accordance with Section 3(g) of this Article III (B). Any redemption effected pursuant to this Section 3(a) of this Article III (B) shall be made on a pro rata basis among the holders of the Series D Preferred Stock in proportion to the number of shares of Series D Preferred Stock held by such holders as of the Series D Redemption Date.

          (b) If at any time after all of the outstanding shares of Series D Preferred Stock have been redeemed pursuant to Section 3(a) of this Article III
(B) the holders of not less than a majority of the then outstanding shares of Series C Preferred Stock provide written notice to the corporation that all of the outstanding Series C Preferred Stock be redeemed, the corporation shall, to the extent it may lawfully do so, redeem all outstanding shares of Series C Preferred Stock on the date that is sixty (60) days after the date of such notice (the "Series C Redemption Date"). The corporation shall effect such redemption by paying the holders of Series C Preferred Stock in cash therefor a sum per share of Series C Preferred Stock equal to the greater of (i) the Original Series C Issue Price plus all accrued and unpaid dividends and all declared and unpaid dividends on such share of Series C Preferred Stock and (ii) the fair market value per share of Series C Preferred Stock, without consideration of any minority ownership or similar discount, as determined in good faith by the Board of Directors (the "Series C Redemption Price"). In the event that the holders of a majority of the shares of Series C Preferred Stock disagree with the fair market value established by the Board of Directors, the fair market value shall be determined in accordance with Section 3(g) of this
Article III (B). Any redemption effected pursuant to this Section 3(b) of this
Article III (B) shall be made on a pro

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rata basis among the holders of the Series C Preferred Stock in proportion to the number of shares of Series C Preferred Stock held by such holders as of the Series C Redemption Date.

          (c) If at any time after all of the outstanding shares of Series D Preferred Stock have been redeemed pursuant to Section 3(a) of this Article III
(B) and all of the outstanding shares of Series C Preferred Stock have been redeemed pursuant to Section 3(b) of this Article III (B), the holders of not less than seventy-five percent (75%) of the then outstanding shares of Series B Preferred Stock provide written notice to the corporation that all of the outstanding Series B Preferred Stock be redeemed, the corporation shall, to the extent it may lawfully do so, redeem all outstanding shares of Series B Preferred Stock on the date that is sixty (60) days after the date of such notice (the "Series B Redemption Date"). The corporation shall effect such redemption by paying the holders of Series B Preferred Stock in cash therefor a sum per share of Series B Preferred Stock equal to the greater of (i) the Original Series B Issue Price plus all accrued and unpaid dividends and all declared and unpaid dividends on such share of Series B Preferred Stock and (ii) the fair market value per share of Series B Preferred Stock, without consideration of any minority ownership or similar discount, as determined in good faith by the Board of Directors (the "Series B Redemption Price"). In the event that the holders of a majority of the shares of Series B Preferred Stock disagree with the fair market value established by the Board of Directors, the fair market value shall be determined in accordance with Section 3(g) of this
Article III (B). Any redemption effected pursuant to this Section 3(c) of this
Article III (B) shall be made on a pro rata basis among the holders of the Series B Preferred Stock in proportion to the number of shares of Series B Preferred Stock held by such holders as of the Redemption Date.

          (d) At least fifteen (15) but no more than thirty (30) days prior to a Redemption Date (as defined below), as applicable, written notice shall be mailed, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Preferred Stock to be redeemed on such Redemption Date, at the address last shown on the records of this corporation for such holder, notifying such holder of the redemption to be effected, specifying the number of shares to be redeemed from such holder, the Redemption Date, the Series D Redemption Price, the Series C Redemption Price or the Series B Redemption Price, as the case may be, the date upon which such holder's right to convert such shares terminates, the place at which payment may be obtained and calling upon such holder to surrender to this corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares to be redeemed (the "Redemption Notice"). Except as provided in Section 3(e) of this Article III
(B), on or before the Redemption Date each holder of the series of Preferred Stock redeemed on such Redemption Date shall surrender to this corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. References herein to "Redemption Date" shall refer to each of the Series D Redemption Date, Series C Redemption Date and the Series B Redemption Date, as the case may be.

          (e) From and after the Redemption Date for a series of Preferred Stock, unless there shall have been a default in payment of the Redemption Price for such series, all rights of

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the holders of shares of such series of Preferred Stock (except the right to receive the Redemption Price for such series without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall be cancelled and may not thereafter be transferred on the books of this corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of the corporation legally available for redemption of shares of a series of Preferred Stock on any Redemption Date are insufficient to redeem the total number of shares of such series of Preferred Stock to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares ratably (ratably among the holders of the shares to be redeemed based upon their respective holdings of such series of Preferred Stock). The shares of Preferred Stock not redeemed shall remain outstanding and entitled to all the rights, preferences and privileges provided herein. At any time thereafter when additional funds of the corporation are legally available for the redemption of shares of such series of Preferred Stock, such funds will immediately be used to redeem the balance of the shares which the corporation has become obliged to redeem on the Redemption Date but which it has not redeemed.

          (f)  The Series A Preferred Stock is not redeemable.

          (g) In the event of a disagreement relating to the fair market value determination of the Board of Directors pursuant to Section 3(a), 3(b) or 3(c) of this Article III (B), the corporation and holders of the series of Preferred Stock subject to redemption, as the case may be, shall mutually agree upon and select an independent nationally recognized investment bank, accounting firm or other financial institution to determine the fair market value (the "Independent Evaluator"); PROVIDED that in the event that the corporation and such holders are unable to mutually agree on an Independent Evaluator, the corporation and such holders shall each select an Independent Evaluator and the two Independent Evaluators shall mutually agree upon a final Independent Evaluator which, alone, shall determine such fair market value. For purposes of determining the fair market value of each share subject to redemption, the final Independent Evaluator shall consider: (i) the liquidity, rights, preferences and privileges of the stock subject to redemption, (ii) the probable sale price for all of the business of the corporation on a going concern basis that a willing purchaser would pay in an arm's length transaction in an orderly sale divided by the number of shares of Common Stock outstanding (calculated on a fully diluted basis) and (iii) the probable offering price per share of Common Stock in an underwritten public offering pursuant to a registration statement filed pursuant to the Securities Act of 1933, as amended, covering the offer and sale of such shares of Common Stock. The final Independent Evaluator's determination of the fair market value of the stock subject to redemption shall be set forth in a written detailed report mutually addressed to the Board of Directors and the holders of the stock subject to the disagreement and such determination shall be final, conclusive and binding upon the corporation and such holders. All costs related to the appointment of and valuation by the Independent Evaluator shall be borne by the corporation.

     4. CONVERSION. The holders of the shares of Series Preferred Stock shall have the following rights with respect to the conversion of such shares into Common Stock:

          (a) RIGHT TO CONVERT. Subject to and in compliance with the provisions of this Section 4 of this Article III (B), each share of Series Preferred Stock held by any holder may, at the option of such holder, be converted at any time and from time to time, and without

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payment of additional consideration, into fully-paid and non-assessable shares of Common Stock. The number of shares of Common Stock to which a holder of Series Preferred Stock shall be entitled to receive upon conversion shall be the product obtained by multiplying the Applicable Conversion Rate by the number of shares of Series Preferred Stock being converted at any time. The Applicable Conversion Rate in effect at any time shall be (i) for each share of Series A Preferred Stock, the quotient obtained by dividing the Original Series A Issue Price by the Applicable Conversion Value, (ii) for each share of Series B Preferred Stock, the quotient obtained by dividing the Original Series B Issue Price by the Applicable Conversion Value, (iii) for each share of Series C Preferred Stock, the quotient obtained by dividing the Original Series C Issue Price by the Applicable Conversion Value and (iv) for each share of Series D Preferred Stock, the quotient obtained by dividing the Original Series D Issue Price by the Applicable Conversion Value. The Applicable Conversion Value in effect immediately after the Original Purchase Date (as defined below), except as adjusted from time to time thereafter in accordance with this Section 4 of this Article III (B) from time to time, shall be (w) for each share of Series A Preferred Stock, $4.12, (x) for each share of Series B Preferred Stock, $4.04,
(y) for each share of Series C Preferred Stock, shall be $3.75 and (z) for each share of Series D Preferred Stock, $3.8558.

          (b)  AUTOMATIC CONVERSION. Except as provided in Section 4(c) of this
Article III (B), each share of Series Preferred Stock shall automatically be converted into shares of Common Stock at the Applicable Conversion Rate at the time in effect for such Series Preferred Stock immediately upon the corporation's sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended, with proceeds net of underwriter's fees to the corporation of not less than $40,000,000 and a price per share to the public of not less than $11.25 (as adjusted for any stock dividend, combination, split, recapitalization and the like with respect to such shares).

          (c) MECHANICS OF CONVERSION. Before any holder of Series Preferred Stock shall be entitled to convert the same into shares of Common Stock, he, she or it shall surrender the certificate or certificates therefor, duly endorsed, at the office of this corporation or of any transfer agent for the Series Preferred Stock, and shall give written notice to this corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. This corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933 or any other transaction set forth in Section 2(f) of this Article III (B), the conversion may, at the option of any holder tendering Series Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering or the closing of such transaction, in which event the person(s) entitled to receive the Common Stock upon such conversion of the Series Preferred

Stock shall not be deemed to have converted such Series Preferred Stock until immediately prior to the closing of such sale of securities or the closing of such transaction.

     The corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Series Preferred Stock pursuant to this Section 4(c) of Article III (B). The corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

          (d) CONVERSION VALUE ADJUSTMENTS OF SERIES PREFERRED STOCK. The Applicable Conversion Value of the Series Preferred Stock shall be subject to adjustment from time to time as follows:

               (i) If the corporation shall issue, after the date upon which any shares of Series D Preferred Stock were first issued (the "Original Purchase Date"), any Additional Stock (as defined below) without consideration or for a consideration per share less than the Applicable Conversion Value for the Series C Preferred Stock and/or the Series D Preferred Stock in effect immediately prior to the issuance of such Additional Stock, the Applicable Conversion Value for the Series C Preferred Stock or Series D Preferred Stock, as the case may be, in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause (i)) be adjusted to a price determined by multiplying such Applicable Conversion Value by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock which the aggregate consideration received by the corporation for the total number of shares of Additional Stock so issued would purchase at such Applicable Conversion Value in effect immediately prior to such issuance, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of such Additional Stock so issued. For the purpose of the above calculation, the number of shares of Common Stock outstanding immediately prior to such issuance shall be calculated on a fully diluted basis, as if all shares of Series Preferred Stock and all vested securities convertible into or exchangeable for Common Stock at such time had been fully converted into or exchanged for shares of Common Stock immediately prior to such issuance as of such date.

If the corporation shall issue, after the Original Purchase Date, any Additional Stock without consideration or for a consideration per share which is (a) less than the Applicable Conversion Value for the Series A Preferred Stock or the Series B Preferred Stock in effect immediately prior to the issuance of such Additional Stock and (b) less than $3.8558 (as adjusted for any stock dividend, combination, split, recapitalization and the like with respect to such shares), the Applicable Conversion Value for the Series A Preferred Stock or Series B Preferred Stock, as the case may be, in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause (i)) be adjusted to a price determined by multiplying such Applicable Conversion Value by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock which the aggregate consideration received by the corporation for the total number of shares of Additional Stock so issued would purchase at such Applicable Conversion Value in effect immediately prior to such issuance, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of such Additional Stock so issued. For the purpose of the above calculation, the number of shares of Common Stock outstanding immediately prior to such issuance shall be calculated on a fully diluted basis, as if all shares of Series Preferred Stock and all vested securities convertible into or exchangeable for Common Stock at such time had been fully converted into or exchanged for shares of Common Stock immediately prior to such issuance as of such date.

                       (A) No adjustment of the Applicable Conversion Value for the Series Preferred Stock shall be made in an amount less than one cent per share, PROVIDED that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three (3) years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three (3) years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in subsections (B)(3) and (B)(4), no adjustment of such Applicable Conversion Value pursuant to this Section 4(d)(i) of this Article III (B) shall have the effect of increasing the Applicable Conversion Value above the Applicable Conversion Value in effect immediately prior to such adjustment.

                       (B) For purposes of determining whether any Additional Stock (as defined below) was issued for consideration less than the Applicable Conversion Value for the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and/or Series D Preferred Stock pursuant to Article III(B) Section 4(d)(i), the consideration deemed received by the corporation for the issue of any Additional Shares (as defined below) of Common Stock shall be computed as follows:

                              (1)  CASH AND PROPERTY:  Such consideration shall:

                                   (i)     insofar as it consists of cash, be
                                           computed at the aggregate amount of
                                           cash received by the corporation,
                                           excluding amounts paid or payable for
                                           accrued interest;

                                   (ii)    insofar as it consists of property
                                           other than cash, be computed at the
                                           fair market value thereof at the time
                                           of such issue, as determined in good
                                           faith by the Board of Directors of
                                           the corporation; and

                                   (iii)   in the event Additional Shares (as
                                           defined below) of Common Stock are
                                           issued together with other shares or
                                           securities or other assets of the
                                           corporation for
                                           consideration which covers both, be
                                           the proportion of such consideration
                                           so received, computed as provided in
                                           clauses (i) and (ii) above, as
                                           determined in good faith by the Board
                                           of Directors of the Corporation.

                              (2)  OPTIONS AND CONVERTIBLE SECURITIES.  The
consideration per share received by the corporation for Additional Shares (as defined below) of Common Stock deemed to have been issued pursuant to Article III Section 4(d)(i)(B)(3), relating to options to purchase or rights to subscribe for Common Stock or securities convertible into or exchangeable for Common Stock, shall be determined by dividing

                                   (i) the total amount, if any, received or receivable by the corporation as consideration for the issue of such options to purchase or rights to subscribe for Common Stock or securities convertible into or exchangeable for Common Stock, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the corporation upon the exercise of such options to purchase Common Stock or the conversion or exchange of such convertible securities for Common Stock, or in the case of options for convertible securities that may be converted into Common Stock, the exercise of such options for such convertible securities and the conversion or exchange of such convertible securities, by

                                   (ii)    the maximum number of shares of
                                           Common Stock (as set forth in the
                                           instruments relating thereto, without
                                           regard to any provision contained
                                           therein for a subsequent adjustment
                                           of such number) issuable upon the
                                           exercise of such options to purchase
                                           or rights to subscribe for Common
                                           Stock or securities convertible into
                                           or exchangeable for Common Stock.

                              (3)  If the corporation at any time or from time
to time after the Original Purchase Date shall issue any options to purchase or rights to subscribe for Common Stock or securities convertible into or exchangeable for Common Stock (excluding options to purchase or rights to subscribe for Common Stock or securities convertible into or exchangeable for Common Stock which, upon exercise, conversion or exchange thereof, would entitle the holder thereof to receive shares of Common Stock which are specifically excepted from the definition of Additional Shares of Common Stock by Article III (B)(4)(d)(ii) below) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such options to purchase or rights to subscribe for Common Stock or securities convertible into or exchangeable for Common Stock, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such options to purchase or rights to subscribe for Common Stock or, in the case of options to purchase or rights to subscribe for Common Stock or securities convertible into or exchangeable for Common Stock therefor, the conversion or exchange of such securities convertible into or exchangeable for Common Stock, shall be deemed to be Additional Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

                              (4)  In the event of any change in the number of
shares of Common Stock deliverable or in the consideration payable to this corporation upon exercise of such options to purchase or rights to subscribe for Common Stock or securities convertible into or exchangeable for Common Stock, including, but not limited to, a change resulting from the antidilution provisions thereof, the Applicable Conversion Value of the Series Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

                              (5)  Upon the expiration of any such options or
rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Applicable Conversion Value of the Series Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities which remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

                              (6)  The number of shares of Common Stock deemed
issued and the consideration deemed paid therefor pursuant to Section 4(d)(i)(B) of this Article III (B) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either Section 4(d)(i)(B)(4) or (5) of this Article III (B).

               (ii) "Additional Stock" shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to Section 4(d)(i)(B)(3) of this Article III (B)) by this corporation after the Original Purchase Date other than:

                       (A) Common Stock issued pursuant to a transaction described in Section 4(d)(iii) of this Article III (B),

                       (B) shares of Common Stock issuable or issued to employees, directors or consultants of this corporation pursuant to a stock option plan or restricted stock plan approved by the Board of Directors of this corporation at any time and administered by the Compensation Committee of the Board of Directors,

                       (C) up to an aggregate of 20,250 shares of Common Stock issued upon the exercise of the outstanding warrants issued to Paul Clark, Karen Elbing and Kristina Bieker-Brady,

                       (D) up to an aggregate of 15,750 shares of Common Stock issued upon the exercise of an outstanding warrant issued to Silicon Valley Bank,

                       (E) up to an aggregate of 49,000 shares of Series C Preferred Stock upon the exercise of outstanding warrants issued to Comerica,

                       (F) up to an aggregate of 128,000 shares of Common Stock issued upon the exercise of an outstanding warrant issued to Rockport Venture Securities, LLC,

                       (G) the issuance of shares of capital stock of the Company to financial lending institutions in connection with any borrowings approved by the Board of Directors,

                       (H) the issuance of shares of capital stock of the Company in connection with any strategic alliances or strategic licensing agreements approved by the Board of Directors including the affirmative vote of the member of the Board of Directors appointed solely by the holders of Series C Preferred Stock.

                       (I) shares of Common Stock issued upon conversion of the Series Preferred Stock,

                       (J) shares of Common Stock issued or issuable in a public offering before or in connection with which all outstanding shares of Series Preferred Stock will be converted to Common Stock, and

                       (K) shares of Series D Preferred Stock issued pursuant to that certain Series D Preferred Stock Purchase Agreement dated February 18, 2004 between the Company and the Investors named therein.

               (iii) In the event the corporation should at any time or from time to time after the Original Purchase Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the

Applicable Conversion Value of the Series Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate number of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents with the number of shares issuable with respect to Common Stock Equivalents determined from time to time in the manner provided for deemed issuances in Section 4(d)(i)(B)(3) of this Article III (B).

               (iv) If the number of shares of Common Stock outstanding at any time after the Original Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, as of the record date of such combination, the Applicable Conversion Value for the Series Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

          (e) OTHER DISTRIBUTIONS. In the event this corporation shall declare a distribution upon its Common Stock payable in securities of other persons, evidences of indebtedness issued by this corporation or other persons, assets, cash, or options or rights not referred to in Section 4(d)(iii) of this Article III (B), then, in each such case for the purpose of this Section 4(e) of this
Article III (B), the holders of the Series Preferred Stock shall be entitled to a proportionate share, simultaneously with the distribution to the holders of Common Stock, of any such distribution as though they were the holders of the number of shares of Common Stock of the corporation into which their shares of Series Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the corporation entitled to receive such distribution.

          (f) RECAPITALIZATIONS. If at any time or from time to time there shall be a recapitalization, reclassification or reorganization of the capital stock of the corporation (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in Section 2 or this Section 4 of this Article III (B)) provision shall be made so that the holders of the Series Preferred Stock shall thereafter be entitled to receive upon conversion of the Series Preferred Stock the number of shares of stock or other securities or property of the corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization, reclassification or reorganization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 of this
Article III (B) with respect to the rights of the holders of the Series Preferred Stock after the recapitalization, reclassification or reorganization to the end that the provisions of this Section 4 of this Article III (B) (including adjustment of the Applicable Conversion Value then in effect and the number of shares purchasable upon conversion of the Series Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

          (g) NO IMPAIRMENT. This corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this corporation, but will at all times in good faith assist in the carrying out of all the provisions hereunder and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of the Series Preferred Stock against impairment.

          (h)  NO FRACTIONAL SHARES AND CERTIFICATE AS TO ADJUSTMENTS.

               (i) No fractional shares shall be issued upon conversion of any share or shares of the Series Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, after aggregating all shares of Common Stock of such holder, the corporation shall pay cash equal to such fraction multiplied by the then effective fair market value of such series of Preferred Stock.

               (ii) Upon the occurrence of each adjustment or readjustment of the Applicable Conversion Value of the Series Preferred Stock pursuant to this
Section 4 of this Article III (B), this corporation, at its expense, shall cause independent public accountants selected by the corporation and reasonably acceptable to the holders of a majority of the Series Preferred Stock (who may be the independent public accountants then auditing the books of the corporation) to promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This corporation shall, upon the written request at any time of any holder of Series Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Applicable Conversion Value for such series of Preferred Stock at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series Preferred Stock.

          (i) NOTICES OF RECORD DATE. In the event of any taking by this corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this corporation shall mail to each holder of Series Preferred Stock, at least twenty
(20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right. In the event the corporation shall propose to take any action of the type or types requiring an adjustment to the Applicable Conversion Value or the number or character of the Series Preferred Stock as set forth herein, the corporation shall mail written notice of such proposed action to each holder of Series Preferred Stock, at least thirty (30) days prior to the taking of such proposed action.

          (j) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. This corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, this corporation will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate of Incorporation.

          (k) NOTICES. Any notice required by the provisions of this Section 4 of this Article III (B) to be given to the holders of shares of Series Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his, her, or its address appearing on the books of this corporation.

     5.   VOTING RIGHTS.

          (a) GENERAL. The holder of each share of Series Preferred Stock shall have the right to one vote for each share of Common Stock into which such Series Preferred Stock could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders' meeting in accordance with the by-laws of this corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote (unless such vote is restricted by law or this Certificate to a vote of only the holders of shares of outstanding Common Stock). Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Series Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward). Except as otherwise provided by law or this Certificate of Incorporation, the holders of Series Preferred Stock shall vote with the holders of the outstanding shares of Common Stock, and not as a separate class or series.

          (b) ELECTION OF DIRECTORS. The Board of Directors of the corporation shall consist of up to eight (8) directors subject to increase in accordance with Section 6(c) of this Article III (B). If no Series Preferred Stock is outstanding, the holders of Common Stock will elect all directors. In the event that there are any shares of Series A Preferred Stock outstanding, the holders of Series A Preferred Stock, voting as a class (and in accordance with any agreement among the holders of Series A Preferred Stock), shall be entitled to elect one (1) director to the Board of Directors of the corporation. In the event that there are any shares of Series B Preferred Stock outstanding, the holders of Series B Preferred Stock, voting as a class (and in accordance with any agreement among the holders of Series B Preferred Stock), shall be entitled to elect two (2) directors to the Board of Directors of the corporation (the "Series B Directors"). In the event that there are any shares of Series C Preferred Stock outstanding, the holders of Series C Preferred Stock, voting as a class (and in accordance with any agreement among the holders of Series C Preferred Stock), shall be entitled to elect one (1) director to the Board of Directors of the corporation (the "Series C Director"). In the event that there are any shares of Series D Preferred Stock outstanding, the holders of Series D Preferred Stock, voting as a class (and in accordance with any agreement among the holders of Series D Preferred Stock), shall be entitled to elect one (1) director to the Board of Directors of the corporation (the "Series D Director"). The remaining directors of the corporation shall be elected upon the vote or written consent of the holders of a majority of the outstanding Common Stock and Series Preferred Stock (calculated on an as-converted to Common Stock basis), voting as a single class.

     6. PROTECTIVE PROVISIONS. The corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of (a) if the Series D Threshold is satisfied, holders of at least a majority of the voting power of the shares of Series D Preferred Stock and (b) (i) if both the Series B Threshold and the Series C Threshold (as defined below) are satisfied, holders of at least a majority of the voting power of the shares of Series B Preferred Stock and Series C Preferred Stock, voting together as a single class,
(ii) if only the Series B Threshold is satisfied, holders of at least a majority of the voting power of the shares of Series B Preferred Stock or (iii) if only the Series C Threshold is satisfied, holders of at least a majority of the voting power of the shares of Series C Preferred Stock:

          (a) (i) effect any transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the corporation is disposed of, (ii) sell, convey, or otherwise dispose of or encumber all or substantially all of its property or business, or (iii) merge into or consolidate with any other entity (other than a wholly-owned subsidiary corporation);

          (b) amend the corporation's Certificate of Incorporation, Bylaws or any certificates of designation whether such amendment shall be by means of an amendment to the corporation's Certificate of Incorporation or Bylaws or by merger, consolidation or otherwise, provided, further, that any waiver of any provision of or amendment to the Certificate of Incorporation, Bylaws or any certificates of designation which would adversely affect the powers, preferences, or special rights of the Series D Preferred Stock shall require the approval of the holders of at least 66 2/3% of the Series D Preferred;

          (c) increase the size of the Board of Directors of the corporation or any committee thereof;

          (d) authorize or issue, or obligate itself to issue, any security, including any other security convertible into or exercisable for any other security, having a preference over, or being on a parity with, the Series B Preferred Stock, the Series C Preferred Stock or the Series D Preferred Stock with respect to dividends or upon liquidation or redemption whether such authorization or obligation is by means of an amendment to the corporation's Certificate of Incorporation or by merger, consolidation or otherwise;

          (e) pay dividends or make other distributions on the capital stock of the corporation other than the Series D Accruing Dividend, Series C Accruing Dividend and Series B Accruing Dividend;

          (f) redeem or repurchase any share of capital stock of the corporation, including any security convertible into an exercisable for capital stock of the corporation (for the purposes of this Section 6(f) a cashless exercise of an option or convertible security shall not be deemed a redemption or repurchase); PROVIDED, HOWEVER, that this restriction shall not apply to (i) the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the corporation or any subsidiary pursuant to agreements under which the corporation has the option to repurchase such shares at cost or at cost upon the occurrence of certain events, such as the termination of employment or (ii) redemptions occurring pursuant to
Section 3 of Article III(B);

          (g) issue any shares of capital stock of the corporation, including any security convertible into or exercisable for capital stock of the corporation (other than shares of Common Stock issued upon exercise of an option to purchase Common Stock which is excluded from the definition of Additional Stock under Article III (B)(4)(d)(ii)(B)), at an effective price per share of capital stock that is less than the Original Series D Issue Price;

          (h) issue any security of a subsidiary of the corporation, other than to the corporation itself; or

          (i) effect any recapitalization, reorganization, liquidation or dissolution of the corporation.

     For the purposes of this Section 6 of this Article III (B), the "Series B Threshold" shall be satisfied so long as at least 250,000 shares of Series B Preferred Stock (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) are outstanding, the "Series C Threshold" shall be satisfied if at least 550,000 shares of Series C Preferred Stock (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) are outstanding and the "Series D Threshold" shall be satisfied so long as at least 400,000 shares of Series D Preferred Stock (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) are outstanding.

     7. STATUS OF CONVERTED STOCK. In the event any shares of Preferred Stock shall be redeemed or converted pursuant to Section 3 or Section 4 of this
Article III (B), the shares so converted or redeemed shall be cancelled and shall not be issuable by the corporation. The Certificate of Incorporation of this corporation shall be appropriately amended to effect the corresponding reduction in the corporation's authorized capital stock.

     8. CERTAIN OPPORTUNITIES The Corporation hereby renounces, to the fullest extent permitted by Section 122 (17) of the General Corporation Law of the State of Delaware, any interest or expectancy of the Corporation in, or in being offered, an opportunity to participate in, any Unrelated Business Opportunity. An "Unrelated Business Opportunity" is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, (i) any director of the Corporation who is not an employee of the Corporation or any of its subsidiaries, or (ii) any holder of Series Preferred Stock or any partner, member, director, stockholder, employee or agent of any such holder, other than someone who is an employee of the Corporation or any of its subsidiaries (collectively, "Covered Persons"), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person's capacity as a director of the Corporation. To the fullest extent permitted by law, the Corporation hereby waives any claim against a Covered Person, and agrees to indemnify all Covered Persons against any claim, that is based on fiduciary duties, the corporate opportunity doctrine or any other legal theory that could limit any Covered Person from pursuing or engaging in any Unrelated Business Opportunity.

     C. COMMON STOCK. The rights, preferences, privileges and restrictions granted to and imposed on the Common Stock are as set forth below in this
Article III (C). All preferences,
voting powers, relative, participating, optional or other special rights and privileges, and qualifications, limitations, or restrictions of the Common Stock are expressly made subject to those that may be fixed with respect to any shares of Preferred Stock. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware.

     1. DIVIDEND RIGHTS. Subject to the prior rights of holders of all classes of capital stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive when, as and if declared by the Board of Directors, out of any assets of the corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

     2. LIQUIDATION RIGHTS. Subject to the prior rights of holders of all classes of capital stock at the time outstanding having prior rights, upon the liquidation, dissolution or winding up of the corporation, the assets of the corporation shall be distributed as provided in Section 2 of Article III (B).

     3.   REDEMPTION.  The Common Stock is not redeemable.

     4. VOTING RIGHTS. The holder of each share of Common Stock shall have the right to one vote, and shall be entitled to notice of any stockholders' meeting in accordance with the bylaws of this corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law. The holders of Common Stock shall not be entitled to vote as a separate class on any amendment to the corporation's Certificate of Incorporation that increases or decreases the authorized shares of the Common Stock.

                                   ARTICLE IV

     The corporation is to have perpetual existence.

                                    ARTICLE V

     The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the provision of paragraph (7) of subsection (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

                                   ARTICLE VI

     The corporation shall, to the fullest extent permitted by the provisions of
Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

                                   ARTICLE VII

     From time to time, except as otherwise provided herein, any of the provisions of this Certificate of Incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this certificate of incorporation are granted subject to the provisions of this Article VII.

                                  ARTICLE VIII

     Except as otherwise provided in this Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the corporation. Meetings of stockholders may be held within or outside of the State of Delaware, as the Bylaws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the corporation.

                                   ARTICLE IX

     The registered office of the corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle. The name of its registered agent at such office is The Corporation Trust Company.

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                           FOURTH AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                            COMBINATORX, INCORPORATED


     The undersigned duly authorized Secretary of CombinatoRx, Incorporated, a corporation organized and existing under the laws of the State of Delaware ("Corporation"), hereby certifies as follows:

1. The name of the Corporation is CombinatoRx, Incorporated, the original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on March 28, 2000, and Amended and Restated Certificates of Incorporation were filed with the Secretary of State of the State of Delaware on May 12, 2000, January 25, 2001, September 10, 2002, and February 18, 2004.

2. Pursuant to Sections 141(f), 228, and 242 of the General Corporation Laws of the State of Delaware, the terms and provisions of this Certificate of Amendment of the Fourth Amended and Restated Certificate of Incorporation have been duly adopted by the Corporation's directors and the required number of the Corporation's stockholders.

3. Pursuant to such resolutions, Section A of Article III of the Corporation's Fourth Amended and Restated Certificate of Incorporation is hereby deleted and replaced with the text set forth in EXHIBIT A attached hereto.

4. The amendments effect an increase in the authorized capital of the Corporation as follows: (a) the number of $0.001 par value shares of Common Stock which the Corporation is authorized to issue is increased from 29,000,000 to 29,300,000 shares and (b) the number of $0.001 par value shares of Series D Preferred Stock which the Corporation is authorized to issue is increased from 8,039,836 to 8,292,699.

     The undersigned, being the duly authorized Secretary of the Corporation does make this certificate as of this 18th day of March, 2004.


                                      /s/ Peter B. Finn
                                      ------------------
                                      Peter Finn, Secretary
                                      Duly Authorized

                                    EXHIBIT A

                                     TO THE
                            CERTIFICATE OF AMENDMENT
                                     OF THE
                           FOURTH AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                            COMBINATORX, INCORPORATED

          A. CLASSES OF STOCK. This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is 52,256,015 shares. 29,300,000 shares shall be Common Stock with a par value of $0.001 per share and 22,956,015 shares shall be Preferred Stock with a par value of $0.001 per share, 503,400 of which are designated "Series A Preferred Stock", 3,364,250 of which are designated "Series B Preferred Stock", 10,795,666 of which are designated "Series C Preferred Stock" and 8,292,699 of which are designated "Series D Preferred Stock" (the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock are collectively referred to herein as "Series Preferred Stock").

END OF EXHIBIT A

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                           FOURTH AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                            COMBINATORX, INCORPORATED


          The undersigned duly authorized Secretary of CombinatoRx, Incorporated, a corporation organized and existing under the laws of the State of Delaware ("Company"), hereby certifies as follows:

1. The name of the Company is CombinatoRx, Incorporated, the original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on March 28, 2000; Amended and Restated Certificates of Incorporation were filed with the Secretary of State of the State of Delaware on May 12, 2000, January 25, 2001, September 10, 2002, and February 18, 2004; and a Certificate of Amendment was filed with the Secretary of State of the State of Delaware on March 18, 2004.

2. Pursuant to Sections 141(f), 228, and 242 of the General Company Laws of the State of Delaware, the terms and provisions of this Certificate of Amendment of the Fourth Amended and Restated Certificate of Incorporation have been duly adopted by the Company's directors and the required number of the Company's stockholders.

3. Pursuant to such resolutions, the following amendments are made to the Company's Fourth Amended and Restated Certificate of Incorporation:

          (a) Section A of Article III of the Company's Fourth Amended and Restated Certificate of Incorporation, as previously amended, is hereby deleted and replaced with the following text:

               "A. CLASSES OF STOCK. This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is 52,646,636 shares. 29,500,000 shares shall be Common Stock with a par value of $0.001 per share and 23,146,636 shares shall be Preferred Stock with a par value of $0.001 per share, 503,400 of which are designated "Series A Preferred Stock", 3,364,250 of which are designated "Series B Preferred Stock", 10,795,666 of which are designated "Series C Preferred Stock" and 8,483,320 of which are designated "Series D Preferred Stock" (the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock are collectively referred to herein as "Series Preferred Stock")."

          (b) the first sentence of Section 5(b) of Article III(B) of the Company's Fourth Amended and Restated Certificate of Incorporation is hereby deleted and replaced with the following text:

               "The Board of Directors of the corporation shall consist of up to nine (9) directors subject to increase in accordance with Section 6(c) of this Article III (B)."

4. The amendments have effected (a) an increase in the number of shares of the Company's authorized shares of $0.001 par value Common Stock from 29,300,000 shares to 29,500,000 shares (representing an increase of 200,000 shares); (b) an increase in the number of shares of the Company's authorized shares of $0.001 par value Series D Preferred Stock from 8,292,699 shares to 8,483,320 shares (representing an increase of 190,621 shares); and (c) an increase in the size of the Board of Directors from eight (8) members to nine (9) members.

          The undersigned, being the duly authorized Secretary of the Company does make this certificate as of this 20th day of August, 2004.


                                           /s/ Peter B. Finn
                                           ------------------------
                                           Peter B. Finn, Secretary
                                           Hereunto Duly Authorized

                            CERTIFICATE OF AMENDMENT
                                       OF
                           FOURTH AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                            COMBINATORX, INCORPORATED

     CombinatoRx, Incorporated, a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "CORPORATION"), does hereby certify that:

     FIRST.    The amendment to the Corporation's Fourth Amended and Restated
Certificate of Incorporation set forth below was duly adopted by the directors and by written consent of the stockholders in accordance with the applicable provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware (the "DGCL"), and written notice of the adoption of this Certificate of Amendment to Fourth Amended and Restated Certificate of Incorporation has been given as provided by Section 228 of the DGCL to every stockholder entitled to such notice.

     SECOND.   Article III(A) of the Fourth Amended and Restated Certificate of
Incorporation is hereby amended in its entirety to read as follows:

          CLASSES OF STOCK. This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is 55,162,386 shares. 32,000,000 shares shall be Common Stock with a par value of $0.001 per share and 23,162,386 shares shall be Preferred Stock with a par value of $0.001 per share, 503,400 of which are designated "Series A Preferred Stock", 3,380,000 of which are designated "Series B Preferred Stock", 10,795,666 of which are designated "Series C Preferred Stock" and 8,483,320 of which are designated "Series D Preferred Stock" (the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock are collectively referred to herein as "Series Preferred Stock").

     THIRD.    Section 4(b) of Article III(B) of the Fourth Amended and Restated
Certificate of Incorporation is hereby amended in its entirety to read as follows:

          AUTOMATIC CONVERSION. Each share of Series Preferred Stock shall automatically be converted into shares of Common Stock at the Applicable Conversion Rate at the time in effect for such Series Preferred Stock without any action on the part of the holder thereof by virtue of and immediately prior to the closing of the corporation's sale of its Common Stock in an underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended, with a price per share to the public as approved by a Pricing Committee of the Board of Directors.

     FOURTH.   Article VI of the Fourth Amended and Restated Certificate of
Incorporation is hereby amended in its entirety to read as follows:

          A. INDEMNIFICATION. The Corporation shall, to the maximum extent permitted under the General Corporation Law of the State of Delaware and except as set forth below, indemnify and upon request advance expenses to each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, including any employee benefit plan (all such persons being referred to hereafter as an "Indemnitee"), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Notwithstanding anything to the contrary in this Article, the Corporation shall not indemnify an Indemnitee seeking indemnification in connection with any action, suit, proceeding, claim or counterclaim, or part thereof, initiated by the Indemnitee unless the initiation thereof was approved by the Board of Directors.

          B. DETERMINATION OF ENTITLEMENT TO INDEMNIFICATION. Any indemnification under Paragraph A of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because such person has either met the applicable standard of conduct set forth in this Article and that the amount requested has been actually and reasonably incurred. Such determination shall be made:

               1. by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum; or

               2. by a committee of such directors designated by a majority vote of such directors, even though less than a quorum; or

               3. if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or

               4.   by the holders of the Common Stock.

          C. ADVANCE OF EXPENSES. Notwithstanding any other provisions of this Certificate of Incorporation, the By-Laws of the Corporation, or any agreement, vote of stockholders or disinterested directors, or arrangement to the contrary, the Corporation may advance payment of expenses incurred by an Indemnitee in advance of the final disposition of any matter only to the extent such advance is not prohibited by applicable law, and then only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Corporation as authorized in this

     Article. Such undertaking may be accepted without reference to the financial ability of the Indemnitee to make such repayment.

          D. SUBSEQUENT AMENDMENT. No amendment, termination or repeal of this Article or of the relevant provisions of the General Corporation Law of the State of Delaware or any other applicable laws shall affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

          E. OTHER RIGHTS. This corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article.

          F. MERGER OR CONSOLIDATION. If the Corporation is merged into or consolidated with another corporation and the Corporation is not the surviving corporation, the surviving corporation shall assume the obligations of the Corporation under this Article with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the date of such merger or consolidation.

          G. SAVINGS CLAUSE. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnitee as to any expenses, including attorneys' fees, judgments, fines and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.

          H. SCOPE OF ARTICLE. Indemnification and advancement of expenses, as authorized by the preceding provisions of this Article, shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office. The indemnification and advancement of expenses provided by or granted pursuant to this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be an authorized representative and shall inure to the benefit of the heirs, executors and administrators of such a person.

          I. INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, trustee, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against the person and incurred by the person in any such capacity, or arising out of his or her status as such, whether or not the

     Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article.

     FIFTH.    New Article X is hereby added to the Fourth Amended and Restated
Certificate of Incorporation, to read in its entirety as follows:

                                    ARTICLE X

          At any time during which a class of capital stock of the corporation is registered under Section 12 of the Securities Exchange Act of 1934 or any similar successor statute, stockholders of the corporation may not take any action by written consent in lieu of a meeting. Notwithstanding any other provisions of law, this Certificate of Incorporation or the by-laws, each as amended, and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the by-laws of the corporation, the affirmative vote of at least seventy five percent (75%) of the outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal or to adopt any provisions inconsistent with the purpose or intent of this Article X.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its President this 9th day of December, 2004.

                              CombinatoRx, Incorporated


                              By: /s/ Alexis Borisy
                                 -------------------
                                 Alexis Borisy
                                 President